EXHIBIT  32.1


        CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) OF THE
                        SECURITIES EXCHANGE ACT OF 1934,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 3 to the Annual Report of Telzuit Medical Technologies, Inc. (the "Company") on Form 10-K/A for the fiscal year ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Warren Stowell, President, Chief Executive Officer and acting Chief Financial Officer of the Company, certify pursuant to Rule
13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Warren D. Stowell
-------------------------------------
Warren D. Stowell
President,  Chief  Executive  Officer  and  acting Chief  Financial  Officer

Date:  March 30,  2006


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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